UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2004

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0588680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 500 Houston, Texas 77042

(Address of principal executive offices, including ZIP code)

(713) 499-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2004, U.S. Concrete, Inc. entered into letter agreements for employment with the following newly appointed executive officers: Robert D. Hardy, Senior Vice President and Chief Financial Officer; Gary J. Konnie, Vice President – Human Resources; and Wally H. Johnson, Vice President – Marketing and Sales. Messrs. Hardy’s and Konnie’s letter agreements are each effective as of November 11, 2004. Mr. Johnson’s letter agreement is effective as of November 22, 2004.

Under Mr. Hardy’s letter agreement, he is entitled to a base salary of $225,000 per year. In addition, he has annual target and maximum bonus opportunities of 40% and 80%, respectively, of his base salary, depending on overall company and individual performance. Mr. Hardy also received a grant of 50,000 shares of restricted stock under U.S. Concrete’s 1999 Incentive Plan. These shares are scheduled to vest in equal installments over four years on November 1, 2005, 2006, 2007 and 2008. In the event Mr. Hardy is terminated involuntarily without cause, he will be eligible to receive a payment equal to his annual base salary plus his annual target bonus, and all of his unvested shares of restricted stock that are scheduled to vest over time will immediately vest. All of Mr. Hardy’s unvested shares of restricted stock that are scheduled to vest over time will also immediately vest on a change of control of U.S. Concrete, and, if Mr. Hardy is terminated involuntarily without cause within one year of a change of control, he will be eligible to receive a payment equal to his annual base salary plus his annual target bonus.

Under the letter agreements with Messrs. Konnie and Johnson, which are substantially similar to the agreement with Mr. Hardy, each of them is entitled to a base salary of $175,000 per year. In addition, each has annual target and maximum bonus opportunities of 35% and 70%, respectively, of his base salary, depending on overall company and individual performance. Messrs. Konnie and Johnson also received grants of 25,000 shares of restricted stock each under U.S. Concrete’s 1999 Incentive Plan. These shares are scheduled to vest in equal installments over four years on November 1, 2005, 2006, 2007 and 2008. In the event either of Mr. Konnie or Mr. Johnson is terminated involuntarily without cause, he will be eligible to receive a payment equal to his annual base salary plus his annual target bonus, and all of his unvested shares of restricted stock that are scheduled to vest over time will immediately vest. All of Messrs. Konnie’s and Johnson’s unvested shares of restricted stock that are scheduled to vest over time will also immediately vest on a change of control of U.S. Concrete, and if either of them is terminated involuntarily without cause within one year of a change of control, he will be eligible to receive a payment equal to his annual base salary plus his annual target bonus.

Mr. Johnson will succeed Richard A. Williams as U.S. Concrete’s Vice President – Marketing and Sales. Mr. Williams, who has served as U.S. Concrete’s Vice President – Marketing and Sales since June 2002, and served as Director of Marketing and Sales from September 2001 through May 2002, is transitioning into retirement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2004, U.S. Concrete’s Board of Directors appointed Robert D. Hardy as Senior Vice President and Chief Financial Officer to succeed Michael W. Harlan as Chief Financial Officer of U.S. Concrete, effective as of November 11, 2004. Mr. Harlan, who served as Senior Vice President and Chief Financial Officer of U.S. Concrete from September 1998 through April 2003, and Executive Vice President, Chief Operating Officer and Chief Financial Officer since April 2003, will continue as U.S. Concrete’s Executive Vice President and Chief Operating Officer.

Mr. Hardy, 44, has over 19 years of senior financial management experience. From January 2004 through November 2004, Mr. Hardy was self-employed as a business consultant to NL Industries, Inc., an international chemical company. From 1992 through 2003, Mr. Hardy held various positions of increasing responsibility in the tax, accounting and finance departments of NL Industries, Inc., including Vice President and Chief Financial Officer of NL since January 2002, Vice President and Controller since 1999, Assistant Secretary since 1998 and Assistant Treasurer since prior to 1998. From January 2002 until February 2003, he also served as NL’s Treasurer. From prior to 1998 to 1998, Mr. Hardy served as NL’s Director of Taxes, and from 1998 to 1999 he served as its Vice President-Tax. Please see Item 1.01 above for a description of the material terms of a letter agreement for employment entered into between U.S. Concrete and Mr. Hardy, which description we incorporate by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit
10.1	Letter Agreement for Employment, dated November 11, 2004, by and between Robert D. Hardy and U.S. Concrete, Inc.

10.2	Letter Agreement for Employment, dated November 11, 2004, by and between Gary J. Konnie and U.S. Concrete, Inc.

10.3	Letter Agreement for Employment, dated November 11, 2004, by and between Wally H. Johnson and U.S. Concrete, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: November 17, 2004	By:	/s/ Eugene P. Martineau
Eugene P. Martineau
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Letter Agreement for Employment, dated November 11, 2004, by and between Robert D. Hardy and U.S. Concrete, Inc.

10.2	Letter Agreement for Employment, dated November 11, 2004, by and between Gary J. Konnie and U.S. Concrete, Inc.

10.3	Letter Agreement for Employment, dated November 11, 2004, by and between Wally H. Johnson and U.S. Concrete, Inc.